                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



       Date of Report (Date of earliest event reported): October 18, 2004


                              CENTRAL BANCORP, INC.
                              ---------------------
               (Exact Name Of Registrant As Specified In Charter)


        MASSACHUSETTS                   0-25251                04-3447594
---------------------------------    ------------------       -------------
(State Or Other Jurisdiction          (Commission            (IRS Employer
Of Incorporation)                     File Number)           Identification No.)


399 HIGHLAND AVENUE, SOMERVILLE, MASSACHUSETTS                             02144
--------------------------------------------------------------------------------
(Address Of Principal Executive Offices)                              (Zip Code)


       Registrant's telephone number, including area code: (617) 628-4000
                                                           --------------


                                 NOT APPLICABLE
         --------------------------------------------------------------
          (Former Name Or Former Address, If Changed Since Last Report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01   ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

         On October 19, 2004, Central Bancorp, Inc. (the "Company"), its wholly owned subsidiary, Central Co-operative Bank (the "Bank"), and Michael K. Devlin, the Senior Vice President, Treasurer and Chief Financial Officer of the Company and the Bank, entered into an Agreement and Release (the "Agreement"). Pursuant to the Agreement, Mr. Devlin resigned from his positions with the Company and the Bank effective October 18, 2004, and the Company, the Bank and Mr. Devlin terminated their severance agreement dated as of February 25, 2002. Mr. Devlin agreed to release and discharge the Company, the Bank and their affiliates, officers, directors, employees, agents, successors and assigns (collectively, the "Releasees") from all claims, demands, lawsuits, causes of action or liabilities arising out of his employment with, or separation from, the Company and the Bank, except for any claims arising from a breach of the Agreement, and to never institute a claim of any kind against the Releasees or those associated with the Releasees. The Agreement provides Mr. Devlin with a period of seven days in which he may revoke this release, after which period the release is irrevocable. Under the Agreement, Mr. Devlin will receive his base pay through his termination date plus $6,100 for accrued and unused vacation leave. The Agreement further provides that if Mr. Devlin does not revoke his release within the seven-day period, the Company and the Bank will pay Mr. Devlin his base salary for an additional three months and an additional cash payment equal to the value of three months of the life insurance premiums that would have otherwise been paid by the Bank had Mr. Devlin not terminated employment. A copy of the Agreement is filed herewith as Exhibit 10.13.


ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

         Michael K. Devlin, the Senior Vice President, Treasurer and Chief Financial Officer of Central Bancorp, Inc. (the "Company") and its wholly owned subsidiary, Central Co-operative Bank (the "Bank"), resigned from his positions with the Company and the Bank, effective October 18, 2004, in order to pursue other interests. For further information, reference is made to the registrant's press release dated October 21, 2004, which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

         Effective October 21, 2004, the Board of Directors of the Company appointed Paul S. Feeley, who currently serves as Senior Vice President and Chief Information Officer of the Company and the Bank, to serve as the new Treasurer and Chief Financial Officer of the Company and the Bank. For further information, reference is made to the registrant's press release dated October 21, 2004, which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

         Paul S. Feeley, age 58, joined the Bank in July 1997 as Senior Vice President, Treasurer and Chief

Financial Officer and became Senior Vice President and Chief Information Officer of the Company and the Bank in February 2002. Mr. Feeley is a member of the Financial Managers Society of which he is a former local chapter President and National Director. He is also a member of the Massachusetts Society of CPAs and serves on its Financial Institutions Committee. From 1993 to 1997, Mr. Feeley was Senior Vice President and Treasurer of Bridgewater Credit Union. Prior to 1993, Mr. Feeley was Executive Vice President, Chief Financial Officer and Clerk of the Corporation at The Cooperative Bank of Concord, Acton, Massachusetts. Executive officers of the Company are appointed annually by the Board of Directors.

         The Bank has entered into a severance agreement (the "Severance Agreement") with Mr. Feeley. The Severance Agreement provides for a term of three years and an automatic annual extension of the term for an additional one-year period beyond the then-effective expiration date, unless either the Bank or Mr. Feeley gives written notice that the Severance Agreement will not be extended further. The Severance Agreement provides that in the event of his involuntary termination of employment in connection with, or within one year after, any change in control of the Company or the Bank, Mr. Feeley will be paid within 10 days of such termination an amount equal to two times his annual base salary at the rate just prior to the change in control provided, however, the amount received shall in no event exceed the difference between (i) 2.99 times his "base amount," as defined in Section 280G(b)(3) of the Internal Revenue Code, and (ii) the sum of any other parachute payments, as defined under Section 280G(b)(2) of the Internal Revenue Code, that he receives on account of the change in control. "Control" generally refers to the acquisition, by any person or entity, of the ownership, holding, or power to vote more than 25% of the Company's or the Bank's voting stock, the control of the election of a majority of the Company's or the Bank's directors, or the exercise of a controlling influence over the management or policies of the Company or the Bank. In addition, a change in control occurs when, during any consecutive two-year period, directors of the Company or the Bank at the beginning of such period cease to constitute a majority of the Board of Directors of the Company or the Bank, unless the election of replacement directors was approved by a two-thirds vote of the initial directors then in office. The Severance Agreement also provides for a similar lump sum payment in the event of Mr. Feeley's voluntary termination of employment within one year following a change in control, upon the occurrence, or within 90 days thereafter, of certain specified events following a change in control, which have not been consented to in writing by Mr. Feeley, including (i) the requirement that he performs his principal executive functions more than 35 miles away from his primary office, (ii) a reduction in the his base compensation as in effect prior to the change in control, (iii) the failure of the Company or the Bank to provide him with compensation and benefits substantially similar to those provided to him at the time of the change in control under any employee benefit plans in which he becomes a participant, (iv) the assignment to them of material duties and responsibilities other than those normally associated with his position with the Bank, and (v) a material reduction in his authority and responsibility. In the event that a dispute arises between Mr. Feeley and the Bank, as to the terms or interpretation of the Severance Agreement, he will be reimbursed for all reasonable expenses arising from such dispute.

ITEM 9.01   FINANCIAL STATEMENTS AND EXHIBITS

      (c)   The following exhibits are filed herewith:

               Exhibit 10.13 Agreement and Release among Central Bancorp, Inc., Central Co-operative Bank and Michael K. Devlin, dated October 20, 2004

               Exhibit 99.1   Press Release dated October 21, 2004

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                        CENTRAL BANCORP, INC.



Date:  October 21, 2004                 By: /s/ John D. Doherty
                                            ------------------------------------
                                            John D. Doherty
                                            Chairman of the Board, President
                                               and Chief Executive Officer